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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported) -- September 2, 2003

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                            ZIMMER HOLDINGS, INC.
            (Exact name of registrant as specified in its charter)


            DELAWARE                  001-16407                13-4151777
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
 of Incorporation)                                          Identification No.)

      345 EAST MAIN STREET, WARSAW, INDIANA                        46580
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    (Address of principal executive offices)                    (Zip Code)

                                 (574) 267-6131
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              (Registrant's telephone number, including area code)


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Item 5. Other Events.

      In accordance with Swiss law, Zimmer announced on September 2, 2003 the definitive interim results of Zimmer's offer for all of the outstanding registered shares (including shares represented by American depositary shares ("ADSs")) of Centerpulse AG ("Centerpulse" and, such offer, the "Offer") and Zimmer's offer for all of the outstanding bearer shares of InCentive Capital AG, a significant shareholder of Centerpulse ("InCentive") (such offer, the "InCentive Offer" and, together with the Offer, the "Offers").

      The initial offering period for the Offers expired at 4:00 p.m., Central European time, 10:00 a.m., New York City time, on Wednesday, August 27, 2003. Based on information provided by Credit Suisse First Boston and Mellon Investor Services LLC (the Swiss offer manager and the U.S. exchange agent, respectively, for the Offer), as of the expiration of the initial offering period, 7,489,650 Centerpulse registered shares and 6,712,776 ADSs, including ADSs subject to the guaranteed delivery procedures, were tendered and not withdrawn. Based on information provided by Centerpulse, these shares and ADSs represent approximately 68.0% of the outstanding Centerpulse registered shares (including shares represented by ADSs) and, together with the Centerpulse registered shares held by InCentive, approximately 86.7% of the issued Centerpulse registered shares (including shares represented by ADSs). In accordance with the terms of the Offer, holders of Centerpulse registered shares will receive
3.68 shares of common stock, par value US$0.01 per share, of Zimmer ("Zimmer Common Stock") and CHF 120 in cash for each Centerpulse registered share tendered and not withdrawn and holders of ADSs will receive 0.368 of a share of Zimmer Common Stock and CHF 12 in cash for each ADS tendered and not withdrawn.

      Based on information provided by Credit Suisse First Boston (the Swiss offer manager for the InCentive Offer), as of the expiration of the initial offering period, 2,123,647 InCentive bearer shares were tendered and not withdrawn, representing approximately 98.9% of the outstanding InCentive bearer shares. In accordance with the terms of InCentive Offer, holders of InCentive bearer shares will receive 3.8349 shares of Zimmer Common Stock and CHF 178.84 in cash for each InCentive bearer share tendered and not withdrawn, based on the adjusted net asset value of InCentive of CHF 115,490,610.

      Zimmer has accepted for payment all Centerpulse registered shares and ADSs and InCentive bearer shares tendered and not withdrawn during the initial offering period.

      In accordance with the terms of the Offers, Zimmer is providing a subsequent offering period, or additional acceptance period, for each of the Offers of ten Swiss trading days in order to provide holders of Centerpulse registered shares or ADSs or InCentive bearer shares who have not tendered their registered shares or ADSs or bearer shares during the initial offering period with the opportunity to tender their registered shares or ADSs or bearer shares into the Offers. The subsequent offering period for each of the Offers begins on Tuesday, September 2, 2003 and expires at 4:00 p.m., Central European time, 10:00 a.m., New York City time, on Monday, September 15, 2003. Centerpulse registered shares and ADSs and InCentive bearer shares tendered during the subsequent offering period may not be withdrawn.

      The settlement date for the exchange of Centerpulse registered shares and ADSs and InCentive bearer shares for shares of Zimmer Common Stock is expected to take place on October 2, 2003, subject to approval by competent Swiss authorities. On the same day, the offered cash amount per tendered Centerpulse registered share or ADS or InCentive bearer share (including any cash to be paid instead of issuing fractional shares of Zimmer Common Stock) will be paid.

      On August 28, 2003, Smith & Nephew plc announced that it did not receive the minimum level of valid tenders in connection with its exchange offers for all of the outstanding Centerpulse registered shares and ADSs and InCentive bearer shares as of the expiration of the offers on August 27, 2003, and declared that its offers had failed. Smith & Nephew plc announced that it will release the Centerpulse registered shares and ADSs and InCentive bearer shares tendered into its failed offers.

      On August 31, 2003, Zimmer entered into an agreement (the "Agreement"), attached to this Form 8-K as exhibit 99.1, with Rene Braginsky, Hans Kaiser, "Zurich" Versicherungs-Gesellschaft and III Institutional Investors International Corp. (collectively, the "Shareholders" and, together with Zimmer, the "Parties"), who collectively hold approximately 77% of InCentive's issued share capital. The Shareholders had been parties to a similar agreement with Smith & Nephew plc and Smith & Nephew Group plc (collectively, "Smith & Nephew") in connection with Smith & Nephew's now-failed exchange offer for InCentive.

      Pursuant to the Agreement, among other things:

   - Zimmer agreed to declare the InCentive Offer unconditional on the fourth business day following the expiration of the additional acceptance period for the InCentive Offer.

   - Zimmer agreed to comply with the Swiss Federal Banking Commission's ruling, dated August 15, 2003, relating to the InCentive Offer, and the Parties agreed to waive all rights to appeal any such ruling.

   -  The Shareholders agreed not to:

      o acquire any Centerpulse registered shares or rights to acquire Centerpulse registered shares or, other than by way of settlement of the Offer, sell or otherwise dispose of any Centerpulse registered shares; or

      o acquire any InCentive bearer shares or rights to acquire InCentive bearer shares or, other than by way of the settlement of the InCentive Offer, sell or otherwise dispose of any InCentive bearer shares until the expiration of a period of six months following the end of the additional acceptance period of the InCentive Offer, subject to certain exceptions.

   - The Shareholders made certain representations and warranties to Zimmer setting forth, among other things, the manner in which the adjusted net asset value has been calculated for purposes of determining the consideration payable by Zimmer in the InCentive Offer and that neither InCentive nor any of its subsidiaries has any liabilities of any kind arising out of or in connection with any transaction entered into or completed prior to the settlement date of the InCentive Offer, other than those reflected, reserved or provisioned in the interim financial statements of InCentive as of August 27, 2003 and which reduce the adjusted net asset value of InCentive. The Agreement also contains other customary representations and warranties by the Shareholders.

   - The Shareholders agreed to indemnify Zimmer for, among other things, losses incurred by Zimmer as a result of any breach of the representations and warranties made by the Shareholders or any acquisition of shares of InCentive or Centerpulse by the Shareholders that causes Zimmer to be obligated under Swiss law to increase the offer price for the Offer or the InCentive Offer.

   - As security for the Shareholders' indemnification obligations, a portion of the consideration payable to the Shareholders in connection with the InCentive Offer will be deposited in escrow, pursuant to the terms of an escrow agreement to be entered into by the Parties. A form of the escrow agreement is attached to the Agreement as a schedule thereto. The aggregate amount to be deposited in escrow is CHF 25,000,000, subject to increase under certain circumstances. The Agreement sets forth how any payment out of the escrow amount will be apportioned among the Shareholders whose funds are escrowed.

      The Agreement also contains other customary terms and conditions. The summary of the Agreement set forth in this Form 8-K is qualified in its entirety by the full text of the Agreement, which is attached to this Form 8-K as exhibit 99.1, and is specifically incorporated herein by reference.

      The above announcements were made in a press release, which is attached hereto as exhibit 99.2. Zimmer also made an announcement, an English translation of which is attached hereto as exhibit 99.3, relating to the Offer, as well as an announcement, an English translation of which is attached hereto as exhibit 99.4, relating to the InCentive Offer.

Item 7. Financial Statements and Exhibits.

      (c)   Exhibits.

      99.1 Agreement, dated as of August 31, 2003, by and among Zimmer Holdings, Inc. and certain shareholders of InCentive Capital AG listed therein.

      99.2  Press Release of Zimmer Holdings, Inc., dated September 2, 2003.

      99.3  Announcement of Zimmer Holdings, Inc., dated September 2, 2003.

      99.4  Announcement of Zimmer Holdings, Inc., dated September 2, 2003.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Zimmer Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  ZIMMER HOLDINGS, INC.

                                  By: /s/ David C. Dvorak
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                                      David C. Dvorak
                                      Senior Vice President, Corporate
                                      Affairs, General Counsel and Secretary

Date: September 2, 2003
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                                   EXHIBIT INDEX


  EXHIBIT
     NO.      DESCRIPTION
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    99.1      Agreement, dated as of August 31, 2003, by and among Zimmer
              Holdings, Inc. and certain shareholders of InCentive Capital
              AG listed therein.

    99.2      Press Release of Zimmer Holdings, Inc., dated September 2, 2003.

    99.3      Announcement of Zimmer Holdings, Inc., dated September 2, 2003.

    99.4      Announcement of Zimmer Holdings, Inc., dated September 2, 2003.


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